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                                                                     EXHIBIT 5.1

                                April 14, 1999


Intelligent Life Corporation
11811 U.S. Highway One
Suite 101
North Palm Beach, Florida 33408

     Re:  Registration Statement on Form S-1

Gentlemen:

     We have acted as counsel for Intelligent Life Corporation, a Florida corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-1 (the "Registration Statement"), of a proposed offering of an aggregate of 4,025,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), consisting of 3,500,000 shares of the Common Stock (the "Primary Shares"). In addition, the Company has granted to the underwriters an option to purchase 525,000 shares of Common Stock to cover over-allotments, if any (the "Over-Allotment Shares").

     We have examined such documents, corporate records, and other instruments as we have considered necessary and advisable for purposes of rendering this opinion. Based upon and subject to the foregoing, we are of the opinion that the Primary Shares and any Over-Allotment Shares being sold by the Company, when issued, sold and delivered as contemplated in the Registration Statement, will be duly authorized and validly issued and fully paid and nonassessable.

     This opinion is limited by and is in accordance with, the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion committee of the Corporate and Banking Law Section of the State Bar of Georgia.

     We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                 Very truly yours,

                                 MORRIS, MANNING & MARTIN
                                 a Limited Liability Partnership


                                 By:  /s/ Grant W. Collingsworth
                                    --------------------------------------
                                      Grant W. Collingsworth, Partner